Exhibit 99.1(c)

ACKNOWLEDGEMENT AND AGREEMENT
REGARDING CASH PURCHASE PRICE

Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of September 15, 2009, by and between SMS Maintenance, LLC, a Delaware limited liability company (“Purchaser”), and QualTech Services Group, Inc., a Delaware corporation (“Seller”), pursuant to which Purchaser desires to purchase the Purchased Assets and obtain the assignment of the Assumed Contracts from Seller, and Seller desires to sell, convey, assign and transfer to Purchaser the Purchased Assets, all in the manner and subject to the terms and conditions set forth in the Purchase Agreement.  Capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

Purchaser and Seller do hereby acknowledge and agree that the Cash Purchase Price, as adjusted in accordance with Section 1.5(c) of the Purchase Agreement, is equal to $2,450,000.  Purchaser has agreed to pay Seller an additional $20,000 to partially offset pre-Closing payroll expenses of the Business (“Payroll Supplement”).

Seller acknowledges that it has directed Purchaser to pay to Lender the Cash Purchase Price (less the Deposit) and the Payroll Supplement.

 [Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Acknowledgement and Agreement Regarding Cash Purchase Price to be executed as of September ___, 2009.

QUALTECH SERVICES GROUP, INC.

By:
Name:
Title:

SMS MAINTENANCE, LLC

By:
Name:
Title:

Signature Page to Acknowledgement and Agreement Regarding Cash Purchase Price